EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Lancer Corporation

San Antonio, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 16, 2004, relating to the consolidated financial statements and schedule of Lancer Corporation and subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ BDO Seidman, LLP

Dallas, Texas
March 4, 2005